UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2015

SWIFT ENERGY COMPANY (Exact Name of Registrant as Specified in Charter)

Texas	1-8754	20-3940661
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17001 Northchase Drive, Suite 100 Houston, Texas 77060 (Address of principal executive offices)

(281) 874-2700
(Registrant’s telephone number)

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
The information set forth below in Item 1.03 of this Current Report on Form 8-K (this “Report”) regarding the Restructuring Support Agreement (as defined below), the DIP Credit Agreement (as defined below) and the PSA (as defined below) is hereby incorporated herein by reference.
Item 1.03 Bankruptcy or Receivership
On December 31, 2015 (the “Petition Date”), Swift Energy Company (the “Company”) and eight of its subsidiaries, including Swift Energy International, Inc., Swift Energy Group, Inc., Swift Energy USA, Inc., Swift Energy Alaska, Inc., Swift Energy Operating, LLC, GASRS LLC, SWENCO-Western, LLC and Swift Energy Exploration Services, Inc. (together with the Company, the “Debtors”), filed voluntary petitions (the cases commenced thereby, the “Chapter 11 Cases”) seeking relief under Chapter 11 of Title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the district of Delaware (the “Court”). The Debtors have filed a motion with the Court seeking joint administration of the Chapter 11 Cases under the caption In re Swift Energy Company, et al (Case No. 15-12670). The Debtors will continue to operate as debtors-in-possession under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and an order of the Court. The Company has filed a series of first day motions with the Court that will allow it to continue to conduct business without interruption. These motions are designed primarily to minimize the impact on the Company’s operations, customers and employees.

The Company expects to continue operations in the normal course during the pendency of the Chapter 11 Cases, and anticipates making royalty payments and payments to working interest owners when due. Employees should expect no change in their daily responsibilities and to be paid in the ordinary course.

Court filings and other information related to the Chapter 11 Cases are available at a website administered by the Company's claims agent, Kurtzman Carson Consultants, at www.kccllc.net/swiftenergy, or via the information call center at (888) 251-2764 (toll free) or 310-251-2610 (international).

Restructuring Support Agreement
In connection with the Chapter 11 filing, the Company announced today that it has reached agreement with holders of a majority of its senior notes to convert all senior notes to equity pursuant to the terms of a restructuring support agreement (the “Restructuring Support Agreement”) signed today. Under the Restructuring Support Agreement, existing equity holders are to retain four percent of the Company’s equity on a fully diluted basis, subject only to dilution as a result of a proposed new management incentive program. In addition to the retained equity, existing equity holders are also to receive warrants for up to 30% of the post-petition equity exercisable upon the Company reaching certain benchmarks pursuant to the terms of proposed new warrants. The Restructuring Support Agreement is to be effectuated through the Chapter 11 Cases and is subject to Court approval.

The Restructuring Support Agreement with the senior noteholders provides for the executive management team to retain their positions upon the completion of the Chapter 11 Cases. Terry Swift is also to retain a director position upon completion of the Chapter 11 Cases. A new non-officer Chairman of the Board is to be appointed by the new majority equity group, along with new board members that will comprise a majority of the new Board of Directors. Pursuant to the Restructuring Support Agreement, Dean Swick, Managing Director at Alvarez & Marsal North America, LLC (“Alvarez”), has been appointed to act as Chief Restructuring Officer (“CRO”) during the reorganization process.

The Restructuring Support Agreement further provides for all unsecured creditors with lien rights to be paid in full and includes an agreed timeline for the Chapter 11 Cases that, if met, would result in the Company emerging from bankruptcy within 110 days.

The foregoing description of the Restructuring Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Restructuring Support Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

Debtor-in-Possession Financing
In connection with the Chapter 11 Cases, on the Petition Date, the Debtors filed a motion (the “DIP Motion”) seeking, among other things, interim and final approval of debtor-in-possession financing on terms and conditions set forth in a proposed Debtor-In-Possession Credit Agreement (the “DIP Credit Agreement”) to be entered into among Swift Energy Company, as Borrower, each of the other Debtors as Guarantors, Cantor Fitzgerald Securities, as Administrative Agent (the “Administrative Agent”) and the Lenders signatory thereto (the “DIP Lenders”). The proposed DIP Credit Agreement, if approved by the Court, contains the following terms:

•
a multi-draw term loan in the aggregate amount of up to $75,000,000 (the “DIP Facility”), of which the Debtors are seeking authority to borrow $15,000,000 on an interim basis with the remaining DIP Facility becoming available following final approval of the DIP Facility by the Court and the satisfaction of certain conditions set forth in the DIP Credit Agreement;

•
following Court approval, proceeds of the DIP Facility may be used by the Debtors to (i) pay certain costs, fees and expenses related to the Chapter 11 Cases, (ii) make payments pursuant to any interim or final order entered by the

Court permitting the payment by the Debtors of certain prepetition obligations (iii) make payments in respect of certain “adequate protection” obligations as set forth in the Interim DIP Approval, and (iv) to fund working capital needs and for other general corporate purposes, including capital expenditure needs, in all cases subject to the terms of the DIP Credit Agreement, and applicable orders of the Court;

•
the maturity date of the DIP Facility is expected to be the earliest to occur of six months from the closing date, the effective date of a plan of reorganization in the Chapter 11 Cases and certain other events under the DIP Credit Agreement;

•	interest will accrue at a rate per year equal to (i) LIBOR plus 12.00% for Eurodollar Rate Loans and (ii) the alternative base rate plus 11.00%;

•
the Debtors are required to pay for the account of the DIP Lenders a commitment fee of 3.0% on the incremental amounts available under the DIP Facility on closing date, the Final Order Funding Availability Date (as defined in the DIP Credit Agreement) and the Third Borrowing Funding Availability Date (as defined in the DIP Credit Agreement);

•
the Debtors are also required to pay to each Backstop Lender (as defined in the DIP Credit Agreement) a non-refundable backstop fee of 7.5% on the pro rata share of such Backstop Lender’s share of the loan commitments, payable in the form of common stock issued by the Company or its successor upon its emergence from the Chapter 11 Cases, or, if the Restructuring Support Agreement is terminated, in cash when the principal amounts outstanding under the DIP Facility come due;

•
the proposed DIP Facility will be secured by security interests in substantially all of the Debtors’ assets, which are (i) second priority to certain existing prepetition liens of the lenders under that certain Second Amended and Restated Credit Agreement, dated as of September 21, 2010 (the “Existing First Lien Credit Agreement”), among Swift Energy Company and Swift Energy Operating, LLC as borrowers, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent with respect to the collateral set forth in the Existing First Lien Credit Agreement and related documents, and (ii) first priority with respect to all other property of the Debtors, subject to certain carve-outs, adequate protection liens and prior permitted liens; and

•	the proposed DIP Facility is subject to customary covenants, prepayment events, events of default and other provisions.

The DIP Facility is subject to Court approval, which has not yet been obtained at this time. The Debtors anticipate closing the DIP Facility promptly following interim Court approval of the DIP Facility.

Purchase and Sale Agreement

On December 31, 2015, the Company, through its subsidiaries Swift Energy Operating, LLC, GASRS, LLC and SWENCO-Western, LLC (collectively “Swift Energy”) entered into a purchase and sale agreement (the “PSA”) with Texegy LLC (“Texegy”) to sell to Texegy a portion of Swift Energy’s approximately 65,132 net acre position in the South Bearhead Creek Field and Burr Ferry Field located in Allen, Avoyelles, Vernon, Sabine and Beauregard Parishes in Louisiana (the “Properties”). Closing is anticipated to occur on or before March 15, 2016, subject to customary closing conditions, including approval by the Court.

The PSA provides for Texegy to pay Swift Energy $48,750,000 in cash consideration to acquire a full 75% interest in the Properties, which is subject to closing adjustments for interim operations between January 1, 2016 and the closing date.

In addition to paying for its share of costs, Texegy has agreed to carry a portion of the Company’s field development costs, which are limited to all costs for the drilling of two wells to casing point in the South Bearhead Creek Field.

Immediately upon the execution of the PSA, Texegy deposited 5% of the purchase price in escrow to be used as a credit against the remaining payment due at closing. Upon the entry of a sale order by the Court, Texegy will deposit an additional 5% of the purchase price in escrow to used as a credit against the remaining payment due at closing.

On the closing date, Swift Energy and Texegy plan to enter into a joint development agreement and a joint operating agreement (together, the “JV Agreements”) to continue operation and development of the Properties as of the closing date. The JV Agreements will result in SV Energy Company, LLC, an affiliate of Texegy, serving as the operator of the Properties, conducting all drilling, completion and production operations. Under the JV Agreements, future development plans for the field will be mutually agreed upon by the Company and Texegy.

On December 31, 2015, the Company issued a press release announcing the commencement of the Chapter 11 Cases and the entry into the DIP Credit Agreement and the Restructuring Support Agreement. A copy of the press release is attached hereto as Exhibit 99.1. In addition, on December 31, 2015, the Company issued a press release announcing the entry into the PSA. A copy of the press release is attached hereto as Exhibit 99.2.

Item 2.03 Creation of Direct Financial Obligation or Obligation under an Off Balance Sheet Arrangement of a Registrant

The information set forth above in Item 1.03 of this Report regarding the DIP Financing is incorporated herein by reference.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
The commencement of the Chapter 11 Cases described in Item 1.03 above constitutes an event of default that accelerated the Company’s obligations under the following debt instruments (collectively, the “Debt Instruments”):

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Indenture governing $250,000,000 in outstanding aggregate principal amount of 7.125% senior notes due 2017, dated as of May 16, 2007, by and between the Company and Wells Fargo Bank, National Association (the “Trustee”), as supplemented by that certain Supplemental Indenture, dated as of June 1, 2007;

•
Indenture governing $225,000,000 in outstanding aggregate principal amount of 8.875% senior notes due 2020, dated as of May 19, 2009, by and between the Company the Trustee, as supplemented by that certain First Supplemental Indenture, dated as of November 25, 2009;

•
Indenture governing $250,000,000 in outstanding aggregate principal amount of 7.875% senior notes due 2022, dated as of May 19, 2009, by and between the Company the Trustee, as supplemented by that certain Second Supplemental Indenture, dated as of November 30, 2011; and

•
Second Amended and Restated Credit Agreement dated as of September 21, 2010, among Swift Energy Company, Swift Energy Operating, LLC and JPMorgan Chase Bank, N.A. as Administrative Agent, BNP Paribas and Wells Fargo Bank, N.A. as Co-Syndication Agents, Bank of Scotland PLC and Societe Generale, as Co-Documentation Agents, and the lenders party thereto, as supplemented by that certain First Amendment and Consent, dated as of May 12, 2011, that certain Second Amendment dated as of October 2, 2012, that certain Third Amendment dated as of October 31, 2012 and that certain Fourth Amendment and Consent dated as of April 30, 2014.

The Debt Instruments provide that as a result of the commencement of the Chapter 11 Cases the principal and accrued interest due thereunder shall be immediately due and payable. Any efforts to enforce such payment obligations under the Debt Instruments are automatically stayed as a result of the filing of the Chapter 11 Cases and the holders’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Dean Swick, Managing Director at Alvarez, was appointed to act as CRO during the Chapter 11 Cases on December 31, 2015.

Mr. Swick, 62, is currently a Managing Director at Alvarez and has worked with Alvarez since 2002. He has extensive experience in all aspects of the reorganization process including: (a) the development and negotiation of complex capital structure solutions; (b) developing and evaluating strategic business plans, implementing liquidity conservation and monitoring strategies; and (c) advising on numerous in-court and out-of-court proceedings. Mr. Swick has advised debtors and creditors, and served in financial advisory and interim management roles, including as chief restructuring officer.

Some of Mr. Swick's advisory engagements include: Alpha Coal, GSE Environmental, Hercules Offshore, Parallel Energy, Samson Energy and Seahawk Drilling. Further, in the last 12 months, he led engagements involving approximately $2.5 billion of funded debt. In all, Mr. Swick has more than 38 years’ experience with in-court and out-of-court restructurings and energy transactions.

Prior to joining Alvarez, Mr. Swick was a Houston-based Partner in a Big Five accounting firm, where he spent more than 10 years leading the firm's restructuring practice in the Southwest in addition to the firm's North American energy investment banking practice. Prior to his tenure with the accounting firm, he spent 15 years in the banking and investment banking industry, including 11 years in the Global Petroleum Corporate Finance Group at JP Morgan Chase.

Pursuant to an agreement with Alvarez, Mr. Swick will continue to be employed by Alvarez and will not receive any compensation directly from the Company or participate in any of the Company’s employee benefit plans. The Company will instead pay Alvarez (i) a monthly fee of $150,000 for the services of Mr. Swick and (ii) a hourly fee ranging from $350 to $975 for Alvarez professionals supporting the CRO.

Other than as noted above, there is no arrangement or understanding pursuant to which Mr. Swick was appointed CRO of the Company. Mr. Swick has no family relationships with any executive officers or directors of the Company, or persons nominated or chosen by the Company to become directors or executive officers. Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure
In connection with the Company’s discussions and negotiations with the holders of its senior notes, which culminated in the entry by these parties into the Restructuring Support Agreement, the Company provided certain information (the “Disclosure Information”) pursuant to confidentiality agreements with these noteholders and their advisors. Pursuant to these confidentiality agreements, the Company filed the Disclosure Information with the Court. The Disclosure Information is available at www.kccllc.net/swiftenergy, or via the information call center at (888) 251-2764 (toll free) or 310-251-2610 (international).

Item 8.01 Other Events
The Company cautions that trading in the Company’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases.
Forward-Looking Statements
This Report and Exhibits contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements in this Report and the Exhibits that are not historical facts are forward-looking statements. These forward-looking statements are generally accompanied by words such as “estimated,” “projected,” “potential,” “anticipated,” “forecasted” or other words that convey the uncertainty of future events or outcomes. Forward-looking statements are estimates and projections reflecting management’s judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.
These forward looking statements relate, in part, to the risks and uncertainties relating to the ability of the Company to continue as a going concern; the Debtors’ ability to obtain Court approval of the PSA, the DIP Motion and the plan of reorganization of the Company as proposed, including with respect to the plan of reorganization, the treatment of the claims of the senior noteholders, trade creditors and equity holders, among others; the ability of the Debtors to develop and consummate one or more plans of reorganization with respect to the Chapter 11 Cases; the Court’s rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general; the length of time the Debtors will operate under the Chapter 11 Cases; risks associated with third party motions in the Chapter 11 Cases, which may interfere with the Debtors’ ability to develop and consummate one or more plans of reorganization once such plans are developed; the potential adverse effects of the Chapter 11 Cases on the Debtors’ liquidity, results of operations, or business prospects, the ability to execute the Company’s business and restructuring plan; increased legal costs related to the Chapter 11 Cases and other litigation and the inherent risks involved in a bankruptcy process; to the negotiation of the terms, conditions and other provisions of the DIP Facility with the prospective lenders, the anticipated closing of the DIP Facility, the need for Court orders approving it, the sufficiency of the liquidity purported to be made available by the DIP Facility; to the anticipated closing of the PSA described in this Report, possible anticipated benefits of the transaction, the approval of the Court related to it and risks related to the bankruptcy process; and the additional risks and uncertainties that are described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as well as in other reports filed from time to time by the Company with the SEC. This Report speaks only as of its date, and the Company disclaims any duty to update the information herein.
The Company cautions readers that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements. Accordingly, readers should not place undue reliance on forward-looking statements. The Company can give no assurance that estimates and projections contained in such statements will prove to have been correct. The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

Item 9.01	Financial Statements and Exhibits.
The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description
10.1	Restructuring Support Agreement dated December 31, 2015.
10.2	Debtor-In-Possession Credit Agreement dated December 31, 2015.
99.1	Press Release dated December 31, 2015 regarding the Company’s Comprehensive Restructuring Agreement.
99.2	Press Release dated December 31, 2015 regarding the Sale of Burr Ferry and South Bearhead Creek Fields.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned duly authorized.

Swift Energy Company By: /s/ Terry E. Swift Terry E. Swift Chairman, Chief Executive Officer and President

Date: January 4, 2015

EXHIBIT INDEX

Exhibit Number	Description
10.1	Restructuring Support Agreement dated December 31, 2015.
10.2	Debtor-In-Possession Credit Agreement dated December 31, 2015.
99.1	Press Release dated December 31, 2015 regarding the Company’s Comprehensive Restructure Agreement.
99.2	Press Release dated December 31, 2015 the Sale of Burr Ferry and South Bearhead Creek Fields.